      As filed with the Securities and Exchange Commission on July 8, 1998

                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                  PHYCOR, INC.
             (Exact name of registrant as specified in its charter)

           TENNESSEE                                     62-1344801
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                      30 BURTON HILLS BOULEVARD, SUITE 400
                           NASHVILLE, TENNESSEE 37215
                         (Address of Principal Executive
                               Offices)(Zip Code)

                            -----------------------

                  PHYCOR, INC. NONQUALIFIED STOCK OPTION PLAN
                    PHYCOR, INC. CAREWISE STOCK OPTION PLAN
                           (Full title of the Plans)

            JOSEPH C. HUTTS                                      Copy to:
         CHAIRMAN OF THE BOARD,                            J. CHASE COLE, ESQ.
 PRESIDENT AND CHIEF EXECUTIVE OFFICER                WALLER LANSDEN DORTCH & DAVIS,
              PHYCOR, INC.                       A PROFESSIONAL LIMITED LIABILITY COMPANY
  30 BURTON HILLS BOULEVARD, SUITE 400                  2100 NASHVILLE CITY CENTER
       NASHVILLE, TENNESSEE 37215                            511 UNION STREET
(Name and Address of Agent For Service)                 NASHVILLE, TENNESSEE 37219
             (615) 665-9066
      (Telephone Number, Including
    Area Code, of Agent For Service)

===================================================================================================================================
 Title of Each Class of                                        Proposed Maximum           Proposed Maximum           Amount of
 Securities to be Registered     Amount to be Registered     Offering Price Per Share   Aggregate Offering Price   Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value           2,097,881 shares                $16.75(3)                $35,139,507               $10,367
(1)(2)
===================================================================================================================================

(1) The PhyCor, Inc. Nonqualified Stock Option Plan authorizes the issuance of 1,500,000 shares of Common Stock and the PhyCor, Inc. CareWise Stock Option Plan authorizes the issuance of 597,881 shares of Common Stock.
(2) Includes shares reserved for issuance under the PhyCor, Inc. Nonqualified Stock Option Plan and shares reserved for issuance under the PhyCor, Inc. CareWise Stock Option Plan.
(3) Estimated solely for purposes of determining the amount of the registration fee, in accordance with Rules 457(h)(1) and (c) under the Securities Act of 1933, as amended, and based upon the average high and low reported sales prices of the Common Stock on the Nasdaq Stock Market's National Market on July 6, 1998.

                                EXPLANATORY NOTE

         The Reoffer Prospectus which is filed as a part of this Registration Statement has been prepared in accordance with the requirements of Part I of Form S-3 and may be used for reoffers or resales of the common stock, no par value per share (the "Common Stock"), of PhyCor, Inc., a Tennessee corporation (the "Company"), acquired by "affiliates" (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act")).

Reoffer Prospectus

                                2,097,881 SHARES

                                  PHYCOR, INC.

                                  COMMON STOCK

         This Reoffer Prospectus (the "Prospectus") is being used in connection with the offering by certain selling shareholders (the "Selling Shareholders") of 2,097,881 shares of Common Stock, no par value per share (the "Common Stock"), of PhyCor, Inc., a Tennessee corporation (the "Company"), who may be deemed to be "affiliates" of the Company (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act")).

         The shares may be offered by the Selling Shareholders from time to time in transactions through the Nasdaq Stock Market's National Market ("Nasdaq National Market"), in negotiated transactions, through the writing of options on the shares, or a combination of such methods of sale, at prices related to prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         None of the proceeds from the sale of the shares by any of the Selling Shareholders will be received by the Company. The Company has agreed to bear all expenses (other than underwriting discounts and selling commissions and fees and expenses of counsel and other advisors to the Selling Shareholders) in connection with the registration of the shares being offered by such Selling Shareholders.

                        ---------------------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
                 COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                  OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                        ---------------------------------

                                  JULY 8, 1998

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The Company has furnished and intends to furnish reports to its shareholders, which will include financial statements audited by its independent certified public accountants, and such other reports as it may determine to furnish or as required by law, including Sections 13(a) and 15(d) of the Exchange Act. Proxy statements, reports and other information concerning the Company can be inspected and copied at the Commission's office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices located in the Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically, and the address of such site is http://www.sec.gov. The Company's Common Stock is quoted on the Nasdaq National Market. Proxy statements, reports and other information concerning the Company can be inspected and copied at the offices of the Nasdaq Stock Market National Market located at 1735 K Street NW, Washington, D.C. 20006-1500.

         The Company has filed a registration statement (the "Registration Statement") on Form S-8 with the Commission registering the Common Stock offered hereby in compliance with the Securities Act. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

         NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERINGS HEREIN CONTAINED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Company are incorporated herein by reference as of the dates thereof:

         (1) Annual Report on Form 10-K for the year ended December 31, 1997, as amended by the Annual Report on Form 10-K/A, as filed on May 14, 1998;

         (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

         (3) Current Reports on Form 8-K filed January 8, 1998, January 16, 1998, March 23, 1998, April 29, 1998 and June 3, 1998; and

         (4) The description of the Company's Common Stock contained in the Company's Registration Statements on Form 8-A, dated January 8, 1992 and March 8, 1994, respectively.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Subject to the foregoing, all information appearing herein is qualified in its entirety by the information appearing in the documents incorporated herein by reference.

         THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON WRITTEN OR ORAL REQUEST, AT NO CHARGE, FROM THE COMPANY. REQUESTS SHOULD BE DIRECTED TO PHYCOR, INC., 30 BURTON HILLS BOULEVARD, SUITE 400, NASHVILLE, TENNESSEE 37215, ATTENTION: N. CAROLYN FOREHAND, VICE PRESIDENT AND GENERAL COUNSEL (TELEPHONE NUMBER (615) 665-9066). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE FIVE BUSINESS DAYS PRIOR TO THE DATE ON WHICH THE FINAL INVESTMENT DECISION MUST BE MADE.

                                  PHYCOR, INC.

         The Company is a physician practice management company that acquires and operates multi-specialty medical clinics, develops and manages IPAs and provides health care decision-support services, including demand management and disease management services to managed care organizations, health care providers, employers and other group associations. The Company's objective is to organize physicians into professionally managed networks that assist physicians in assuming increased responsibility for delivering cost-effective medical care while attaining high-quality clinical outcomes and patient satisfaction. As of the date of this Prospectus, the Company operates, or will operate upon closing of pending transactions, 61 clinics with approximately 4,200 physicians in 29 states. The Company also manages IPAs, which are networks of independent physicians, that include over 26,000 physicians in 36 markets. The Company provides health care decision-support services to more than approximately 1.8 million individuals within the United States and an additional 500,000 under foreign country license agreements.

         The Company believes that primary care-oriented physician organizations are a critical element of organized health care systems, because physician decisions determine the cost and quality of care. The Company believes that physician-driven organizations, including multi-specialty medical clinics, IPAs and the combination of such organizations, present more attractive alternatives for physician consolidation than hospital or insurer/HMO-controlled organizations. The combination of the Company's multi-specialty medical clinic and IPA management capabilities and new group-formation efforts enables the Company to offer physician practice management services to substantially all types of physician organizations.

         Upon the acquisition by the Company of a clinic's operating assets, the affiliated physician group simultaneously enters into a long-term service agreement with the Company. The Company, under the terms of the service agreement, provides the physician group with the equipment and facilities used in its medical practice, manages clinic operations, employs most of the clinic's non-physician personnel, other than certain diagnostic technicians, and receives a service fee. Under substantially all of its service agreements, the Company receives a service fee equal to the clinic expenses it has paid plus percentages of operating income of the clinic (net clinic revenue less certain contractually agreed upon clinic expenses before physician distributions) plus, in some cases, percentages of net clinic revenue. As clinic operating income improves, whether as a result of increased revenue or lower expenses, the Company's service fees increase.

         The affiliated physicians maintain full professional control over their medical practices, determine which physicians to hire or terminate and set their own standards of practice in order to promote high quality health care. Pursuant to its service agreements with physician groups, the Company manages all aspects of the clinic other than the provision of medical services, which is controlled by the physician groups. At each clinic, a joint policy board equally comprised of physicians and Company personnel focuses on strategic and operational planning, marketing, managed care arrangements and other major issues facing the clinic.

         The physician groups offer a wide range of primary and specialty physician care and ancillary services. Approximately 53% of the Company's affiliated physicians are primary care providers. The primary care physicians are those in family practice, general internal medicine, obstetrics, pediatrics and emergency and urgent care. The Company works closely with its affiliated physician groups to recruit new physicians and merge sole practices or single specialty groups, especially primary care groups, into the clinics' physician groups. Substantially all of the physicians practicing in the clinics are certified or eligible to be certified by applicable specialty boards.

         The Company established its presence in the IPA management business in 1995 and believes that a significant opportunity exists to develop and manage IPAs. IPAs consolidate independent physicians by providing general organizational structure and management to the physician network. IPAs provide or contract for medical management services to assist physician networks in obtaining and servicing managed care contracts and enable previously unaffiliated physicians to assume and more effectively manage capitated risk.

         The Company provides health care decision-support services through its wholly-owned subsidiary, CareWise, Inc. ("CareWise"). CareWise's customers include managed care organizations, health care providers, indemnity health insurers, employers and other group associations. In addition to traditional demand management services, CareWise also offers a disease management program for certain health conditions, diseases and chronic illnesses. CareWise's demand and disease management programs are designed to (i) reduce inappropriate care and unnecessary expenses; (ii) promote health and prevention; (iii) improve program compliance with treatment regimens and support self-care; (iv) enhance member satisfaction and (v) improve the overall quality of care through member health education.

         The executive offices of the Company are located at 30 Burton Hills Boulevard, Suite 400, Nashville, Tennessee 37215, and the Company's telephone number is (615) 665-9066.

         The shares of Common Stock offered hereby have been or will be purchased by the Selling Shareholders upon exercise of options granted to them and will be sold for the account of the Selling Shareholders.

                                 USE OF PROCEEDS

         All of the shares of Common Stock to be offered or sold pursuant to this Prospectus are being offered and sold by the Selling Shareholders, and the Company will not receive any proceeds from the sale of shares of Common Stock as contemplated herein.

                              SELLING SHAREHOLDERS

         This Prospectus relates to the resale of shares of Common Stock issued
(i) pursuant to the PhyCor, Inc. Nonqualified Stock Option Plan (the "Nonqualified Plan") or upon the exercise, subsequent to the date of this reoffer prospectus, of stock options granted pursuant to the Nonqualified Plan, or (ii) upon the exercise, subsequent to the date of this reoffer prospectus, of stock options granted pursuant to the PhyCor, Inc. CareWise Stock Option Plan (the "CareWise Plan," and together with the Nonqualified Plan, the "Plans"). This Prospectus is to be used in connection with any resales by persons who may be considered "affiliates" of the Company within the meaning of the Securities Act of the Company's Common Stock acquired pursuant to the Plans after the date of the Registration Statement and other persons who, although not affiliates, may hold restricted securities previously issued through an employee benefit plan.

         At the date of this Prospectus, the Company does not know the names of persons who intend to resell shares of Common Stock of the Company acquired pursuant to the Plans. The Selling Shareholders will be either (a) employees or executive officers of the Company or its subsidiaries who have been or may be granted options to purchase the Company's Common Stock under the Nonqualified Plan or (b) certain employees of the Company or its subsidiaries who may be granted options to purchase shares of the Company's Common Stock under the CareWise Plan. The Company will supplement this Prospectus with the names of the Selling Shareholders and the amount of shares of Common Stock to be reoffered by them as that information becomes known.

         The shares may be offered by the Selling Shareholders from time to time in transactions through the Nasdaq National Market, in negotiated transactions, through the writing of options on the shares, or a combination of such methods of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the shares for which such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         There is no assurance that any of the Selling Shareholders will sell any or all of the Common Stock offered by them hereunder. This Prospectus may be amended or supplemented from time to time to add or delete Selling Shareholders or the number of shares of Common Stock offered by any Selling Shareholder.

                              PLAN OF DISTRIBUTION

         The shares of Common Stock being offered by the Selling Shareholders are offered for their own accounts. The Company will not receive any of the proceeds from any eventual sales of such shares of Common Stock. The shares may be offered by the Selling Shareholders from time to time in transactions through the Nasdaq National Market, in negotiated transactions, through the writing of options on the shares, or a combination of such methods of sale, at prices related to prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the shares for which such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

                                  LEGAL MATTERS

         Certain legal matters with respect to the validity of the shares of Common Stock offered hereby have been passed upon by Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Nashville, Tennessee, counsel to the Company.

                                     EXPERTS

         The consolidated financial statements of the Company as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

Prospectus

                                2,097,881 SHARES

                                  PHYCOR, INC.

                                  COMMON STOCK

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents incorporated by reference into Item 3 of Part II of this Registration Statement (excluding exhibits to such incorporated documents, unless such exhibits are specifically incorporated by reference into the documents incorporated by reference into this Registration Statement) are incorporated by reference into this Section 10(a) prospectus, and are available to the participants, without charge, upon written or oral request to N. Carolyn Forehand, Vice President and General Counsel, PhyCor, Inc., 30 Burton Hills Boulevard, Suite 400, Nashville, Tennessee 37215 (telephone number 615-665-9066).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission by the Registrant are incorporated herein by reference as of the dates thereof:

                  (1) Annual Report on Form 10-K for the year ended December 31, 1997, as amended by the Annual Report on Form 10-K/A, as filed on May 14, 1998;

                  (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

                  (3) Current Reports on Form 8-K filed January 8, 1998, January 16, 1998, March 23, 1998, April 29, 1998 and June 3, 1998; and

                  (4) The description of the Company's Common Stock contained in the Registration Statements on Form 8-A, dated January 8, 1992 and March 8, 1994, respectively.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) Article 8 of the Registrant's Amended Bylaws provides as follows:

         The Corporation may indemnify, and upon request may advance expenses to, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred in the action, suit or proceeding, despite the fact that such person has not met the standard of conduct set forth in Section 48-18-502(a) of the Tennessee Business Corporation Act (the "Act") or would be disqualified for indemnification under Section 48-18-502(d) of the Act, if a determination is made by the person or persons enumerated in Section 48-18-502(b) of the Act that the director or officer seeking indemnification is liable for (i) any breach of the duty of loyalty to the Corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) voting for or assenting to a distribution in violation of the Act.

         Section 7 of the Registrant's Restated Charter provides as follows:

         The Corporation shall indemnify, and upon request shall advance expenses to, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an "indemnitee"). The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may have or hereafter acquire under this Charter or the Bylaws of the Corporation or under any agreement or vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; provided, however, that the Corporation shall not indemnify any such indemnitee in connection with a proceeding (or part thereof) if a judgment or other final adjudication adverse to the indemnitee establishes his liability (i) for any breach of the duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) under Section 48-18-304 of the Tennessee Business Corporation Act.

         (b) In addition to the foregoing provisions of the Amended Bylaws and Restated Charter of the Registrant, directors, officers, employees and agents of the Registrant may be indemnified by the Registrant, pursuant to the provisions of Section 48-18-501 et seq. of the Tennessee Code Annotated.

         (c) In addition, the Registrant maintains directors and officers liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS.

4.1   -   Restated Charter of the Registrant (a)

4.2   -   Amendment to Restated Charter of the Registrant (b)

4.3   -   Amendment to Restated Charter of the Registrant (c)

4.4   -   Amended Bylaws of the Registrant (a)

4.5   -   Form of Common Stock Certificate (d)

5     -   Opinion of Waller Lansden Dortch & Davis, A Professional Limited
          Liability Company

23.1  -   Consent of KPMG Peat Marwick LLP

23.2  -   Consent of Waller Lansden Dortch & Davis, A Professional Limited
          Liability Company (included in Exhibit 5)

24    -   Power of Attorney (included on the signature page)

99.1  -   PhyCor, Inc. Nonqualified Stock Option Plan

99.2  -   PhyCor, Inc. CareWise Stock Option Plan

--------------------
(a) Incorporated by reference to the exhibits filed with the Registrant's Annual Report on Form 10-K, for the year ended December 31, 1994, Commission No. 0-19786

(b) Incorporated by reference to the exhibits filed with the Registrant's Registration Statement on Form S-3, Registration No. 33-93018.
(c) Incorporated by reference to the exhibits filed with the Registrant's Registration Statement on Form S-4, Registration No. 33-66210.
(d) Incorporated by reference to the exhibits filed with the Registrant's Registration Statement on Form S-1, Registration No. 33-44123.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commissioner by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 7, 1998.

                                      PHYCOR, INC.



                                      By:  /s/ Joseph C. Hutts
                                          --------------------------------------
                                                     Joseph C. Hutts
                                           Chairman of the Board, President and
                                                 Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Joseph C. Hutts and John K. Crawford his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments and amendments thereto) and any new Registration Statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                                                            TITLE                                 DATE
----                                                            -----                                 ----

 /s/ Joseph C. Hutts                           Chairman of the Board, President, Chief            July 7, 1998
----------------------------------------       Executive Officer (Principal Executive
Joseph C. Hutts                                         Officer) and Director


 /s/ John K. Crawford                       Chief Financial Officer (Principal Financial          July 7, 1998
----------------------------------------               and Accounting Officer)
John K. Crawford

                                                              Director
----------------------------------------
Ronald B. Ashworth


                                                              Director
----------------------------------------
Sam A. Brooks, Jr.

 /s/ Thompson S. Dent                         Executive Vice President, Operations and            July 7, 1998
----------------------------------------                      Director
Thompson S. Dent

 /s/ Winfield Dunn                                            Director                            July 7, 1998
----------------------------------------
Winfield Dunn

 /s/ C. Sage Givens                                           Director                            July 7, 1998
----------------------------------------
C. Sage Givens

                                                              Director
----------------------------------------
Joseph A. Hill, M.D.

                                                              Director
----------------------------------------
Kay Coles James

  /s/ James A. Moncrief, M.D.                                 Director                            July 7, 1998
----------------------------------------
James A. Moncrief, M.D.

 /s/ Derril W. Reeves                         Executive Vice President, Development and           July 7, 1998
----------------------------------------                      Director
Derril W. Reeves

                                            Executive Vice President, Corporate Services
----------------------------------------                    and Director
Richard D. Wright

                                  EXHIBIT INDEX

Exhibit
Number

4.1   -   Restated Charter of the Registrant (a)

4.2   -   Amendment to Restated Charter of the Registrant (b)

4.3   -   Amendment to Restated Charter of the Registrant (c)

4.4   -   Amended Bylaws of the Registrant (a)

4.5   -   Form of Common Stock Certificate (d)

5     -   Opinion of Waller Lansden Dortch & Davis, A Professional Limited
          Liability Company

23.1  -   Consent of KPMG Peat Marwick LLP

23.2  -   Consent of Waller Lansden Dortch & Davis, A Professional Limited
          Liability Company (included in Exhibit 5)

24    -   Power of Attorney (included on the signature page)

99.1  -   PhyCor, Inc. Nonqualified Stock Option Plan

99.2  -   PhyCor, Inc. CareWise Stock Option Plan

--------------------
(a) Incorporated by reference to the exhibits filed with the Registrant's Annual Report on Form 10-K, for the year ended December 31, 1994, Commission No. 0-19786
(b) Incorporated by reference to the exhibits filed with the Registrant's Registration Statement on Form S-3, Registration No. 33-93018.
(c) Incorporated by reference to the exhibits filed with the Registrant's Registration Statement on Form S-4, Registration No. 33-66210.
(d) Incorporated by reference to the exhibits filed with the Registrant's Registration Statement on Form S-1, Registration No. 33-44123.